UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2025

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Great Valley Parkway

Malvern, Pennsylvania 19355

(Address of principal executive offices)

(484) 216-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on the Endo, Inc. (“Endo”) Form 8-K dated March 14, 2025, on March 13, 2025, Endo entered into a transaction agreement by and among Mallinckrodt plc, Endo and Salvare Merger Sub LLC (the “Transaction Agreement”).  In order to incentivize certain Endo executive officers to remain with Endo and to motivate them to consummate the transactions contemplated by the Transaction Agreement (the “Combination”), on April 1, 2025, the Compensation & Human Capital Committee of Endo’s Board of Directors approved certain cash retention bonuses for such executive officers (the “Retention Bonuses”). The Retention Bonuses are composed of a target amount (the “Target Retention Bonus”) and a discretionary amount (the “Discretionary Retention Bonus”).  The Target Retention Bonus is payable in two installments as follows: (i) the first installment, equal to 40% of the Target Retention Bonus, will vest on the earlier of the closing of the Combination and December 31, 2025, and (ii) the second installment will vest 90 days after the closing of the Combination; however, if the Transaction Agreement terminates for any reason, the second installment will vest on the later of the termination of the Transaction Agreement and December 31, 2026. If an executive vests in the second installment of the Target Retention Bonus, the executive will also be eligible for a Discretionary Retention Bonus in an amount of up to 15% of the Target Retention Bonus amount, with the actual amount of any Discretionary Retention Bonus being determined in the sole discretion of Endo’s Board of Directors or its authorized delegate (or, if the determination is made after the closing of the Combination, in the sole discretion of the board of directors of the combined company or its authorized delegate).

The Target Retention Bonus amounts for such executive officers are as follows: $1,000,000 for Scott Hirsch, Endo’s Interim Chief Executive Officer; $1,090,000 for Mark Bradley, Endo’s Executive Vice President and Chief Financial Officer; $740,000 for Matthew J. Maletta, Endo’s Executive Vice President, Chief Legal Officer and Secretary; and $690,000 for Patrick A. Barry, Endo’s Executive Vice President and President, Global Commercial Operations. The Discretionary Retention Bonus amount for each such executive officer is up to 15% of the foregoing respective amounts.

In the event of a termination of the executive’s employment by Endo without cause, due to death or disability, or by the executive for good reason, the unpaid portion of the Target Retention Bonus would accelerate and be paid as soon as practicable following a date that is at least 60 days following such termination.

The foregoing is merely a summary of the terms of the retention awards and is qualified in its entirety by reference to each executive’s definitive retention award agreement, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Form of Retention Bonus Agreement.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

By:	/s/Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: April 4, 2025